Exhibit 3.1
                    ARTICLES OF INCORPORATION

                                OF

                    BLACK GOLD RESOURCES, INC.

     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators under the Utah Business Corporation Act, adopt the following Articles of Incorporation:

                            ARTICLE I

                          Corporate Name

     The name of the corporation is BLACK GOLD RESOURCES, INC.

                            ARTICLE II

                             Duration

     The duration of this corporation is to be perpetual.

                           ARTICLE III

                  Corporate Purposes and Powers

     The purposes, objects and powers of this corporation shall be as follows:

     (a) To own, operate, manage and to conduct the business of manufacturing, selling and distributing wood burning stoves, and any business related thereto.

     (b) To acquire, purchase, sell, dispose of, distribute, or otherwise deal in real or personal property, merchandise, materials and other property of every nature and description and to render and charge for services of every kind and character which the corporation may legally perform.

     (c) To erect, own, operate, manage, use, rent or lease, in whole or in part, any building or other structure located on real property owned or leased by the corporation or its subsidiaries, lessees, franchisees, or others.

     (d) To do everything necessary, proper, advisable, or convenient for the accomplishment of the purposes hereinabove or hereinafter set forth, and to do all other things incidental thereto or connected therewith, and to carry out such purposes in any state, territory, district or country.

     (e) In general to do and perform such acts and things and to transact such business, not inconsistent with law, in any part of the world, as the Board of Directors may deem for the advantage and benefit of the corporation and to establish agencies, divisions, branch offices or franchises as may be necessary or convenient to the conduct of such business.

     (f) These purposes and powers shall be in addition to the powers granted to corporations by the Utah Business Corporation Act, and this corporation shall have all powers granted by such act and all other laws of Utah or other states, territories or countries in which the corporation may do business.

                            ARTICLE IV

                          Capital Stock

     The authorized capital of this corporation shall be Seventy-Five Thousand ($75,000.00) Dollars divided into 75,000,000 shares of stock with a par value of $.001 per share. All stock of the corporation shall be of the same class and have the same rights and limitations which are as follows:

     (a)    All stock when issued shall be fully paid and nonassessable.

     (b) No holder of shares of common stock of the corporation shall be entitled, as such, to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue. The Board of Directors of the corporation may, however, in its discretion by resolution, determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation, or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said Board in its discretion may determine.

     (c) Each share of common stock shall be entitled to one vote at shareholders' meetings either in person or by proxy. Cumulative voting in elections of Directors shall not be permitted.

     (d) Capital stock of the corporation may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors provided that the consideration so fixed shall not be less that the par value of such stock.

                            ARTICLE V

                       Commencing Business

     This corporation shall not commence or otherwise engage in business until consideration of the value of at least One Thousand ($1,000.00) Dollars has been received by the corporation for the issuance of its stock.

                            ARTICLE VI

                            Directors

     The Board of Directors shall consist of at least three members and such additional members as the Board itself shall from time to time determine.

     The names and addresses of the persons who are to serve as Directors until the First Annual Meeting of Shareholders or until their successors are elected and qualified, are as follows:

     NAME           STREET ADDRESS      CITY AND STATE
R. Mark Hatch       2585 Est 1400 North Layton, Utah 84041
Kevin R. Hatch      162 North 1500 East Layton, Utah 84041
Neil B. Robins      6056 South 2100 West     Roy, Utah 84067

                           ARTICLE VII

                          Incorporators

     The names and address of the incorporators of this corporation are as follows:

     NAME           STREET ADDRESS      CITY AND STATE
Ralph J. Marsh      1606 Yale Avenue         Salt Lake City, Utah 84105
Gary A. Sargent          569 Grand Oaks Drive     Fruit Heights, Utah 84037
David B. Boyce      3636 MacIntosh Lane Salt Lake City, Utah 84121

                           ARTICLE VIII

                    Registered Office & Agent

     The address of this corporation's initial registered office is 2585 East 1400 North, Layton, Utah 84041. The name of this corporation's initial registered agent is R. Mark Hatch.

                            ARTICLE IX

                Officers & Directors Transactions

     No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors, or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote, thereat to authorize such contract or transaction, with like force and effect, as if he were not such director or officer of such other corporation or not so interest.

                            ARTICLE X

                       Special Transactions

     This corporation shall have the power and right through its Board of Directors and without the consent of its shareholders to acquire, by purchase or otherwise, shares of its own stock which may be purchased from the unreserved and unrestricted capital surplus of the corporation. The Board of Directors shall also have the right and power to authorized and make distribution to its shareholders in partial liquidation of the capital assets on such terms as the Board of Directors may deem appropriate. Such distribution may be made either in cash or property and may be made from out of the corporation's stated capital or capital surplus provided that such distribution shall not render the corporation insolvent or otherwise unable to meet its obligations.

                            ARTICLE XI

                         Indemnification

     Every director, officer or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities including counsel fees reasonably incurred by or imposed upon and in connection with any proceeding to which he may be a party, or in which he may become involved by reason of his being or having been an officer or director, employee or agent of the corporation or any settlement thereof, whether or not he is a director, officer, agent or employee at the time such expenses are incurred, except in such cases wherein the director, officer, agent or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duty; provided, however, in event of a settlement, the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, agent or employee may be entitled.

     DATED this 22nd day of April, 1981.

                                   /s/Ralph J. Marsh

                                   /s/Gary A. Sargent

                                   /s/David B. Boyce

STATE OF UTAH            )
                         ss
County of Salt Lake      )

     I, Karen Marcroft, a Notary Public, hereby certify that on the 22nd day of April, 1981, personally appeared before me, RALPH J. MARSH, GARY A. SARGENT and DAVID B. BOYCE, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of April, 1981.

                              /s/Karen Marcroft
                              NOTARY PUBLIC

My commission expires 7-29-81.     Residing at Salt Lake City, Utah.